UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2021

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

delaware	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 7, 2021, we, through our wholly-owned subsidiary, DM Strategic Capital EquityCo, LLC, acquired an approximately 90% indirect equity ownership interest in the capital stock of Douglas Machines Corp. (“Douglas”). The remaining Douglas capital stock is owned by members of the Douglas executive management team and existing pre-closing owners. In connection with the transaction, our indirect wholly-owned subsidiary, Douglas Machines Buyer, Inc., (the “Buyer”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Douglas and Douglas Acquisition Company, LLC (the “Seller”) pursuant to which the Seller received aggregate consideration of approximately $40.7 million which included rollover investment from existing pre-closing owners and is subject to certain customary escrow related and post-closing adjustments (“Douglas Acquisition”). Additionally, through a Note Purchase Agreement dated October 7, 2021 (the “Note Purchase Agreement”), we, through our wholly-owned subsidiary, DM Strategic Capital DebtCo, LLC, made an approximately $15.0 million debt investment in Douglas in the form of senior secured notes.

The Stock Purchase Agreement and the Note Purchase Agreement contain customary representations, warranties, covenants and indemnities by the purchaser and seller parties to each agreement. The foregoing is a brief description of the terms of the Stock Purchase Agreement and Note Purchase Agreement and is qualified in its entirety by reference to the full text of each, a copy of which is included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which is incorporated herein by reference. In connection with the Douglas Acquisition, we issued a press release dated October 7, 2021, a copy of which is attached herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement dated October 7, 2021 (Filed herewith.)
10.2	Note Purchase Agreement dated October 7, 2021 (Filed herewith.)
99.1	Press Release dated October 7, 2021 (Filed herewith.)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the our management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with our ability to pay distributions and the sources of such distribution payments, our ability to locate and make suitable investments, the ongoing and potential impact of the COVID-19 pandemic on the economy and the broader financial markets, which may have a significant negative impact on our (and our businesses’) financial condition, results of operations, cash flows and net asset value per share and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents filed by us with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2021		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer